Exhibit 5.2

December 23, 2025

ViviPower International PLC

Blackwell House, Guildhall Yard

London X0 EC2V 5AE

United Kingdom

Ladies and Gentlemen:

We have acted as U.S. counsel to VivoPower International PLC, a public limited company incorporated in Engand and Wales (the “Company”), in connection with the Company’s proposed issuance and sale of the following securities of the Company (the “Offered Securities”) having an aggregate initial offering price of up to $180,000,000: (i) ordinary shares, nominal value $0.12 per share (“Ordinary Shares”); (ii) one or more series of debt securities (“Debt Securities”); (iii) warrants to purchase Ordinary Shares or Debt Securities, or any combination thereof (collectively, “Warrants”); (iv) units, consisting of Ordinary Shares, Debt Securities, Warrants or Rights (as defined below) in any combination (the “Units”); (v) rights to purchase Ordinary Shares, Debt Securities, Warrants, Units or any combination thereof (“Rights”). The Offered Securities may be offered separately or together with other Offered Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements thereto constituting a part of the Company’s Registration Statement on Form F-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 23, 2025 (the “Registration Statement”). We understand that the Offered Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

As counsel to the Company in connection with the proposed potential issuance and sale of the Offered Securities, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”): (i) the Registration Statement, a draft of the prospectuses contained in the Registration Statement, exhibits to the Registration Statement and documents incorporated by reference therein, (ii) the opinion of Shoosmiths LLP (filed as Exhibit 5.1 to the Registration Statement), (iii) the proceedings and actions taken by the Board of Directors of the Company (or a duly authorized committee thereof) to authorize and approve the issuance and sale of the Offered Securities, the Registration Statement and the Prospectus, and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below.

In addition, in rendering the opinions expressed below, we have assumed that: (i) each party to each Document is or will be duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Document to which it is a party, (ii) that each of the Debt Securities, Warrants, Units and Rights and applicable Documents governing such Offered Securities will be governed by the internal laws of the State of New York, (iii) that each Document will be duly authorized, executed and delivered, by all of the parties thereto, and each party to each of the Documents will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Document enforceable against it, (iv) that each Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws; provided, however, that this assumption is not made as to the Company to the extent expressly addressed in our opinion in this opinion letter, (v) that the execution and delivery of, and the performance of its obligations under, each Document by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (vi) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Document by each party thereto will be obtained or made and are in full force and effect and (vii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Document.

Australia | Canada | China | Colombia | France | Germany | Israel | Morocco | South Korea | United Arab Emirates | United Kingdom | United States

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. With respect to any series of Debt Securities, including Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of the indenture and a supplement to the indenture with respect to such series of Debt Securities, (iv) the indenture and a supplement to the indenture with respect to such series of Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, the actions in respect of such Warrants or Units referred to in paragraph 2 or 4 hereof (as the case may be) have been completed, then, upon the happening of such events, such Debt Securities will be valid and legally binding obligations of the Company.

2. With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant agreement has been duly executed and delivered by the Company and the warrant agent, (v) if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered pursuant to such Warrant agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Warrant agreement and any other relevant agreements and such corporate action, and (vii) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to any Rights, including Rights issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights agreement (including, if applicable, a form of certificate evidencing such Rights) and the issuance of such Rights, (iv) the Rights agreement has been duly executed and delivered by the Company and the rights agent, (v) if applicable, certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered pursuant to the Rights agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Rights agreement and any other relevant agreements and such corporate action, and (vii) in the case of Rights issued as a component of Units, the actions in respect of such Units referred to in paragraph 4 hereof have been completed, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company.

4. With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered pursuant to the Unit agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Unit agreement and any other relevant agreements and such corporate action, and (vii) the actions in respect of any Ordinary Shares, Debt Securities, Warrants and/or Rights comprising such Units referred to in paragraphs 1, 2 and/or 3 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company.

Australia | Canada | China | Colombia | France | Germany | Israel | Morocco | South Korea | United Arab Emirates | United Kingdom | United States

The opinion expressed above is limited to questions arising under the laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various issues concerning the laws of England and Wales are addressed in the opinion of Shoosmiths LLP filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

By:	/s/ Rimon P.C.
RIMON P.C.

Australia | Canada | China | Colombia | France | Germany | Israel | Morocco | South Korea | United Arab Emirates | United Kingdom | United States